LEXINGTON TAX EXEMPT BOND TRUST

                          AMENDMENT NO. 1

                                 TO

                        DECLARATION OF TRUST


     Pursuant to Sections 1.1 and 9.2 of the Declaration of Trust of Lexington Tax-Exempt Bond Trust (the Trust ), the undersigned, constituting all of the Trustees, hereby amend said Declaration of Trust by changing the name of the Trust to:

                LEXINGTON RAMIREZ GLOBAL INCOME FUND

     The Declaration of Trust is hereby amended by substituting the words Lexington Ramirez Global Income Fund for the words Lexington Tax-Exempt
Bond Trust  where they appear therein.

     This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     In witness whereof, we have duly executed this Amendment this 10th day of January 1995.


/s/ Robert M. DeMichele                 /s/ Beverly C. Duer
______________________________          ______________________________
Robert M. DeMichele                     Beverly C. Duer


/s/ Barbara R. Evans                    /s/ Lawrence Kantor
______________________________          ______________________________
Barbara R. Evans                        Lawrence Kantor


/s/ Donald B. Miller                    /s/ Francis Olmsted
_____________________________           ______________________________
Donald B. Miller                        Francis Olmsted


/s/ John G. Preston                     /s/ Margaret W. Russell
______________________________          ______________________________
John G. Preston                         Margaret W. Russell


/s/ Philip C. Smith                     /s/ Francis A. Sunderland
______________________________          ______________________________
Philip C. Smith                         Francis A. Sunderland




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                             DECLARATION OF TRUST

                                      OF

                        LEXINGTON TAX EXEMPT BOND TRUST

                           Dated February 24, 1986



     DECLARATION OF TRUST made on February 24, 1986 by Robert M. DeMichele, Harry B. Freeman, Jr., Francis Olmsted, Philip C. Smith, William Stack, and Leon Stern (the Trustees ).
     WHEREAS, the Trustees desire to establish a trust for the investment and reinvestment of funds contributed thereto; and
     WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;
          NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

                               ARTICLE I

                         NAME AND DEFINITIONS

     Section 1.1 Name. The name of the trust created hereby is Lexington Tax Exempt Bond Trust , and as far as may be practicable, the
Trustees shall conduct the business and activities of the trust created hereby and execute all documents and take all actions under that name, which name (and the word Trust whenever used in this Declaration, except where the context requires otherwise) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the trust created hereby or of such Trustees.
     Section 1.2. Definitions. Wherever they are used herein, the following terms have the following meanings:
      Affiliated Person shall have the meaning set forth in Section 2(a)(3) of the 1940 Act.
      By-Laws  shall mean the By-Laws, if any, adopted pursuant to Section
2.10 hereof, as from time to time amended.
      Commission shall mean the Securities and Exchange Commission. Custodian shall mean any Person other than the Trustees who has custody of any Trust Property as required by Section 17(f) of the 1940
Act.
      Declaration shall mean this Declaration of Trust as amended from time to time.
      Distributor shall have the meaning set forth in Section 3.1 hereof. Interested Person shall have the meaning set forth in Section
2(a)(19) of the 1940 Act.
      Investment Advisor shall have the meaning set forth in Section 3.2 hereof.
      Majority Shareholder Vote shall mean the vote of a majority of the outstanding voting securities, as defined in Section 2(a)(42) of the 1940 Act.
      1940 Act shall mean the Investment Company Act of 1940, as amended form time to time.
      Person shall mean an individual, a company, a corporation, partnership, trust, or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, state, municipality or other political subdivision or any governmental agency or instrumentality.
      Principal Underwriter shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.
      Shareholder  shall mean a record owner of Shares.
      Shares shall mean the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.
      Transfer Agent shall mean any Person other than the Trustees who maintains the Shareholder records of the trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.
      Trust  shall mean LEXINGTON TAX EXEMPT BOND TRUST.
      Trust Property shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.
      Trustees shall mean the individuals who have signed this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as trustees hereunder.


                              ARTICLE II
                               TRUSTEES

     Section 2.1. Powers. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by this Declaration. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have power to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the Commonwealth of Massachusetts, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.
     Without limiting the foregoing, the Trustees shall have the power:
     (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.
     (b) To invest and reinvest funds in, and hold for investment, the securities (including but not limited to bonds, debentures, time notes, certificates of deposit, commercial paper, bankers acceptances and all other evidences of indebtedness and shares, stock, subscription rights, profit-sharing interests or participations and all other contracts for or evidences of quality interests) of any Person and to hold cash uninvested.
     (c) To acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or otherwise dispose of, to enter into repurchase agreements with respect to, and to lend and to pledge any such securities.
     (d) To exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dispose of any of such rights, powers or privileges.
     (e) To declare (from interest, dividends or other income received or accrued, from accruals of original issue or other discounts on obligations held, from capital or other profits whether realized or unrealized and from any other lawful sources) dividends and distributions on the Shares and to credit the same to the account of Shareholders, or at the election of the Trustees to accrue income to the account of Shareholders, on such dates (which may be as frequently as every day) as the Trustees may determine. Such dividends, distributions or accruals shall be payable in cash, property or Shares at such intervals as the Trustees may determine at any time in advance of such payment, whether or not the amount of such dividend, distribution or accrual can at the time of declaration or accrual be determined or must be calculated subsequent to declaration or accrual and prior to payment by reference to amounts or other factors not yet determined at the time of declaration or accrual (including but not limited to the amount of a dividend or distribution to be determined by reference to (i) what is sufficient to enable the Trust to qualify as a regulated investment company under the United States Internal Revenue Code or to avoid liability for Federal income tax or (ii) what is necessary to maintain a constant net asset value per share as contemplated by Section 7.5 hereof).
     The power granted by this Subsection (e) shall include, without limitation, and if otherwise lawful, the power (i) to declare dividends or distributions or to accrue income to the account of Shareholders by means of a formula or other similar method of determination whether or not the amount of such dividend or distribution can be calculated at the time of such declaration; (ii) to establish record or payment dates for dividends or distributions on any basis, including the power to establish a number of record or payment dates subsequent to the declaration of any dividend or distribution; (iii) to establish the same payment date for any number of dividends or distributions declared prior to such date; (iv) to provide for payment of dividends or distributions declared and as yet unpaid, or unpaid accrued income, to Shareholders redeeming Shares prior to the payment date otherwise applicable; and (v) to provide in advance for conditions under which any dividend or distribution may be payable in Shares to all or less than all of the Shareholders.
     (f) To suspend or terminate the maintenance of the net asset value per share of the Shares at a constant value from time to time and at any time that the Trustees determine that such maintenance is not in the best interests of the Trust or the Shareholders.
     (g) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real or personal, and any interest therein.
     (h) To borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting to security interests the Trust Property; and to lend Trust Property.
     (i) To aid by further investment any Person, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do anything designed to preserve, protect, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person.
     (j) To promote or aid the incorporation of any organization or enterprise under the law of any country, state, municipality or other political subdivision, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.
     (k) To enter into joint ventures, partnerships and any other combinations or associations.
     (l) To purchase and pay for out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees and agents of the Trust, the Investment Advisor, the Distributor and selected dealers or independent contractors of the Trust against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence and whether or not the Trust would have the power to indemnify such Person against such liability.
     (m) To establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for the Trustees, officers, employees or agents of the Trust.
     (n) To the extent permitted by law and determined by the trustees, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees and agents of the Trust, the Investment Advisor, the Distributor, the Transfer Agent, the Custodian and selected dealers.
     (o) To incur and pay any charges, taxes and expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Declaration, and to pay from the funds of the Trust to themselves as Trustees reasonable compensation and reimbursement for expenses.
     (p) To prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.
     (q) To foreclose any security interest securing any obligations owed to the Trust.
     (r) To exercise the right to consent, and to enter into releases, agreements and other instruments.
     (s) To employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.
     (t) To determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.
     (u) To adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.
     (v) In general, to carry on any other business in connection with or incidental to any of the objects and purposes of the Trust, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to take any action incidental or appurtenant to or growing out of or connected with the business, purposes, objects or powers of the Trustees.
     The foregoing clauses shall be construed both as objects and as powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.
     The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds.
     Section 2.2. Legal Title. Legal title to all the Trust Property shall as far as may be practicable be vested in the name of the Trust, which name shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust or of the Trustees, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in the name of the Trust, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee, whether upon the due election and qualification of his successor or upon the occurrence of any of the events specified in the first sentence of Section 2.7 hereof or otherwise, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.
     Section 2.3. Number of Trustees; Term of Office. The number of Trustees shall be ten, which number may be increased and thereafter decreased from time to time by a written instrument signed by a majority of the Trustees, provided that the number of Trustees shall not be less than 3 nor more than 15. The ten initial Trustees named in Section 2.5 hereof and each Trustee elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of
Section 2.7 hereof.
     Section 2.4. Qualification of Trustees. Of the total number of Trustees, unless they continue to be limited to the ten initial Trustees named in Section 2.5 hereof, at least 40% shall be persons who are not Interested Persons of the Trust or of the Distributor.
     Section 2.5. Election of Trustees. Initially, the Trustees shall be Robert M. DeMichele, Harry B. Freeman, Jr., William E. S. Griswold, Jr., Donald B. Miller, Francis Olmsted, Margaret W. Russell, Philip C. Smith, William Stack, Leon Stern and Francis Sunderland. Thereafter, except as otherwise provided in Section 2.7 hereof, the Trustees shall be elected annually at the annual Shareholders meeting. Trustees may succeed themselves in office. In the event that Trustees are not elected at an annual Shareholders meeting, then Trustees may be elected at a special Shareholders meeting. Trustees shall be elected by a plurality of the votes validly cast. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. Trustees need not own Shares.
     Section 2.6. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the Chairman of the Board, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than three) with cause by the affirmative vote of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.
     Section 2.7. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 2.6 hereof or otherwise), bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall, subject to the requirements of Section 2.4 hereof, fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that immediately after filling any such vacancy (except during the period preceding the initial annual meeting of Shareholders) at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. In the event that at any time, other than the time preceding the first annual Shareholders meeting, less than a majority of the Trustees holding office at that time were elected by the Shareholders, a meeting of the Shareholders shall be held promptly and in any event within 60 days (unless the Commission shall by order extend such period) for the purpose of electing Trustees to fill any existing vacancies. No such appointment or election shall become effective, however, until the person named shall have accepted in writing such appointment or election and agreed in writing to be bound by the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.7, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.
     Section 2.8. Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust such power and authority and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient, provided that no committee shall have the power
     (a)  to change the principal office of the Trust;
     (b)  to amend the By-Laws;
     (c)  to issue Shares;
     (d) to elect or remove from office any Trustee or the Chairman of the Board, the President, the Treasurer or the Secretary of the Trust;
     (e)  to increase or decrease the number of Trustees;
     (f)  to declare a dividend or other distribution of the Shares;
     (g)  to authorize the repurchase of Shares; or
     (h) to authorize any merger, consolidation or sale, lease or exchange of all or substantially all of the Trust Property.
     Section 2.9. By-Laws. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.
     Section 2.10. No Bond Required. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.
     Section 2.11. Reliance on Experts, Etc. Each Trustee, officer, agent and employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected in relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust,
(b) by the Investment Advisor, the Distributor, the Custodian or the Transfer Agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The exercise by the Trustees of their powers and discretion hereunder and the construction in good faith by the Trustees of the meaning or effect of any provision of this Declaration shall be binding upon everyone interested. A Trustee, officer, agent or employee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.


                                 ARTICLE III
                                  CONTRACTS

     Section 3.1. Underwriting Contract. The Trustees may from time to time enter into an underwriting contract with another Person (the
 Distributor ) providing for the sale of Shares, pursuant to which the Trustees may agree to sell the Shares to the Distributor or appoint the Distributor their sales agent for the Shares. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trustees and shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article III or of the By-Laws as the Trustees may in their discretion determine.
     Section 3.2. Advisory or Management Contract. Subject to approval by a Majority Shareholder Vote, the Trustees may from time to time enter into an investment advisory or management contract with another Person (the Investment Advisor ) pursuant to which the Investment Advisor shall agree to furnish to the Trustees management, investment advisory, statistical and research facilities and services, such contract to contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article III or the By-Laws as the Trustees may in their discretion determine, including the grant of authority to the Investment Advisor to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement its determinations by making changes in the Trust s investments.
     Section 3.3. Affiliations of Trustees or Officers, Etc. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, advisor or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trustees or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust or the Shareholders.


                              ARTICLE IV
                LIMITATION OF LIABILITY; INDEMNIFICATION

     Section 4.1. No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever in connection with Trust Property or the acts, obligations or affairs of the Trust. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust s officers, employees or agents, whether past, present or future, shall be personally liable therefor. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, the Investment Advisor, the Distributor, the Custodian and the Transfer Agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Nothing in this Declaration shall, however, protect any Trustee, officer, employee or agent of the Trust against any liability to which such Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
     Section 4.2. Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or anything whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall refer to this Declaration and shall recite that the obligation of such instruments are not binding upon any of the Trustees, Shareholders or officers, employees and agents of the Trust individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees, Shareholder or officers, employees and agents of the Trust individually. No purchaser, lender, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.
     Section 4.3.   Indemnification of Trustees, Officers, Etc.  The
Trust shall indemnify each of its Trustees, officers, employees and agents (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust, provided that no individual shall be indemnified hereunder against any liability to the Trust or the Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that as to any matter disposed of by settlement or a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such compromise is in the best interests of the Trust and that such Person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and did not engage in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. All determinations that the applicable standards of conduct have been met for indemnification hereunder shall be made by (a) a majority vote of a quorum consisting of disinterested non-Party Trustees, or (b) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, by independent legal counsel in a written opinion.
     The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled. The Trustees may make advance payments in connection with the expense of defending any action with respect to which indemnification might be sought under this Section 4.3, provided that the indemnified Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification and at least one of the following conditions is met: (1) the indemnitee shall provide a security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested non-party trustees of the Trust or an independent legal counsel in a written opinion, shall determine based on a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.
     Section 4.4. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense, including legal expenses reasonably incurred arising from such liability. The rights accruing to a Shareholder under this Section 4.4 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.


                              ARTICLE V
                    SHARES OF BENEFICIAL INTEREST

          Section 5.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest ( Shares ), of one series or more with none having preference or priority over another, each of which shall represent an equal proportionate interest in the Trust with each other Share. The Trustees may from time to time divide or combine the Shares of each class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.
     The number of shares of beneficial interest authorized hereunder is unlimited.
     Section 5.2. Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The ownership of the Trust property and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust property, but only to the rights of such Shareholder hereunder. The shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.
     Section 5.3. Trust Only. The Trust shall be of the type commonly termed a Massachusetts business trust. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
     Section 5.4.   Issuance of Shares.
     Section 5.4.1. General. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares, except that only shares previously contracted to be sold may be issued during any period when the right of redemption is suspended pursuant to the provisions of Section 6.6 hereof. All such Shares, when issued in accordance with the terms of this Section 5.4, shall be fully paid and nonassessable.
     Section 5.4.2. Price. No shares shall be issued or sold by the Trustees for less than an amount which would result in proceeds to the Trust, before taxes payable by the Trust in connection with such transaction, of at least the net asset value per share next determined as set forth in Article VII hereof after receipt of a purchase order for such Shares. For this purpose, the time of receipt of an order shall be the time it is first received in proper form at such office or agency as may be designated for the purpose.
     Section 5.4.3. On Merger or Consolidation. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets or businesses at their market value, or such stock at the market value of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.
     Section 5.4.4. Fractional Shares. The Trustees may issue and sell fractions of Shares, to three decimal places, having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions.
     Section 5.5. Register of Shares. A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.
     Section 5.6. Transfer of Shares. Shares shall be transferable on the records of the Trust upon delivery to the Trust or the Transfer Agent or Agents of appropriate evidence of assignment, transfer, succession or authority to transfer. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Trustees, the Transfer Agent, and the officers, employees and agents of the Trust shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.
     Section 5.7. Voting Powers. The Shareholders shall have power to vote only: (a) for the election of Trustees as provided in Section 2.5 hereof; (b) with respect to any termination of the Trust, as provided in
Section 9.1 hereof; (c) with respect to any amendment of this Declaration to the extent and as provided in Section 9.2 hereof; (d) with respect to any merger, consolidation or sale of assets as provided in Section 9.3 hereof; (e) with respect to incorporation of the Trust to the extent and as provided in Section 9.4 hereof; (f) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (g) with respect to such additional matters relating to the Trust as may be required by this Declaration or the By-Laws or by reason of the registration of the Trust or the Shares with the Commission or any State or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. A majority of the Shares voted shall decide any questions, except when a different vote is specified by law, any provision of the By-Laws or this Declaration. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including the right to authorize an amendment to this Declaration under Section 9.2 hereof) and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders. The By-Laws may include further provisions for Shareholder s votes and related matters.
     Section 5.8. Meetings of Shareholders. An annual meeting of the Shareholders shall be held on the date fixed in the By-Laws for the purpose of reelecting Trustees or electing new Trustees in place of and to succeed those in office at that time and for such other purposes as may be specified by the Trustees. If such annual meeting shall not be held as above provided, a special meeting may be held in lieu thereof at any time and any business which might have been transacted at such annual meeting may be transacted at such special meeting and for all purposes hereof such special meeting shall be deemed to be an annual meeting duly held as herein provided. Special meetings of the Shareholders may be called at any time by the Chairman of the Board, the President or any Vice President of the Trust, or by a majority of the Trustees. A special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than 25% of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.
     Section 5.9. Action Without a Meeting. Any account which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, the Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders meetings. Such consents shall be treated for all purposes as a vote taken at a shareholders meeting.


                              ARTICLE VI
                  REDEMPTION AND REPURCHASE OF SHARES

     Section 6.1. Redemption of Shares. The Trustees shall redeem Shares, subject to the conditions and at the price determined as herein set forth, upon proper application of the record holder thereof at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees shall have power to determine from time to time the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption.
     Section 6.2. Price. Such shares shall be redeemed for an amount not exceeding the net asset value of such Shares next determined as set forth in Article VII hereof after receipt of a proper application for redemption.
     Section 6.3. Payment. Payment for such Shares shall be made to the Shareholder of record within 7 days after the date upon which proper application is received, subject to the Trustees or their designated agent being satisfied that the purchase price of such Shares has been collected and to the provisions of Section 6.4 hereof. Such payment shall be made in cash or other assets of the Trust or both, as the Trustees shall prescribe. For the purposes of such payment for Shares redeemed, the value of assets delivered shall be determined as set forth in Article VII hereof as of the same time as of which the per share net asset value of such Shares is determined.
     Section 6.4. Effect of Suspension of Right of Redemption. If, pursuant to Section 6.6 hereof, the Trustees shall declare a suspension of the right of redemption, the rights of shareholders (including those who shall have applied for redemption pursuant to Section 6.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust shall be suspended until the time specified in Section 6.6. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored. The redemption price of Shares for which redemption applications have not been revoked shall not exceed the net asset value of such Shares next determined as set forth in Article VII hereof after the termination of such suspension, and payment shall be made within 7 days after the date upon which the application was made plus the period after such application during which the determination of net value asset was suspended.
     Section 6.5. Repurchase by Agreement. The Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share next determined as set forth in
Article VII hereof after the time when the contract of purchase is made.
     Section 6.6. Suspension of Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (a) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Trustees of securities owned by them is not reasonably practicable or it is not reasonably practicable for the Trustees fairly to determine the value of the net assets of the Trust, or
(d) during which the Commission may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption. Such suspension shall take effect at such time as the Trustees shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which
(i) the condition giving rise to the suspension shall have ceased to exist and (ii) no other condition exists under which suspension is authorized under this Section 6.6. Each declaration by the Trustees pursuant to this
Section 6.6 shall be consistent with such applicable rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Commission or any other governmental body having jurisdiction over the Trust and as shall be in effect at the time. To the extent not inconsistent with such rules and regulations, the determination of the Trustees shall be conclusive.
     Section 6.7. Involuntary Redemption of Shares; Disclosure of Holding. (a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the United States Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them.
     (i) to call for redemption a number, or principal amount, of Shares sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and
     (ii) to refuse to transfer or issue Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification.
Any redemption pursuant to this Section 6.7(a) shall be effected at a redemption price determined in accordance with Section 6.2 hereof.
     (b) The holders of Shares shall upon request disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the United States Internal Revenue Code, or to comply with the requirements of any other taxing authority.
     (c) The Trustees shall have the power to redeem Shares in any account at a redemption price determined in accordance with Section 6.2 hereof if at any time the value of the total investment in such account is less than $500, in which event Shareholders shall be notified that the value of their account is less than $500 and allowed 30 days to purchase additional Shares before their Shares are redeemed.


                              ARTICLE VII
             DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

     Section 7.1. By Whom Determined. The Trustees shall have the power and duty to determine from time to time the net asset value per share of the Shares. They may appoint one or more Persons to assist them in the determination of the value of securities in the Trust s portfolio and to make the actual calculations pursuant to their directions. Any determination made pursuant to this Article VII shall be binding on all parties concerned.
     Section 7.2. When Determined. The net asset value shall be determined at such times as the Trustees shall prescribe in accordance with the applicable provisions of the 1940 Act and the regulations from time to time in effect thereunder. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.
     Section 7.3.   Computation of Per Share Net Asset Value.
     Section 7.3.1. Net Asset Value Per Share. The net asset value of each Share as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Trust (determined in accordance with Section 7.3.2) by the total number of outstanding Shares.
     Section 7.3.2. Value of the Net Assets of the Trust. The value of the net assets of the Trust as of any particular time shall be the value of the Trust s assets less its liabilities, determined and computed as follows:
     (1) Trust s Assets. The Trust s assets shall be deemed to include: (A) all cash on hand or on deposit, including any interest accrued thereon, (B) all bills and demand notes and accounts receivable,
(C) all securities owned or contracted for by the Trustees, (D) all stock and cash dividends and cash distributions payable to but not yet received by the Trustees (when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued on any interest-bearing securities owned by the Trustees (except accrued interest included in the valuation of the underlying security) and (F) all other property of every kind and nature, including prepaid expenses.
     (2) Valuation of Assets. The value of such assets is to be determined as follows:
          (i) Cash and Prepaid Expenses. The value of any cash on hand and of any prepaid expenses shall be deemed to be their full amount.
          (ii) Other Current Assets. The value of any accounts receivable and cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof, unless the Trustees shall determine that any such item is not worth its full amount. In such case the value of the item shall be deemed to be its reasonable value, as determined by the Trustees.
          (iii) Securities and Other Property. A security for which market quotations are readily available which is not subject to restrictions against sale and has a remaining maturity of more than 60 days from the date of valuation shall be valued on the basis of such quotations. Any security which has a remaining maturity of 60 days or less shall be valued by the amortized cost method; if such security was acquired with a remaining maturity of more than 60 days, the cost thereof for purposes of such valuation shall be deemed to be the value on the sixty-first day prior to maturity.
     Any security for which market quotations are not readily available and any other property the valuation of which is not provided for above, shall be valued at its fair market value as determined in such manner as the Trustees shall from time to time prescribe by resolution. For the purposes of this Article VII, market quotations shall not be deemed to be readily available if in the judgement of the Trustees such quotations, if any, do not afford a fair and adequate basis for valuing holdings of securities of a size normally held by the Trust, whether due to the infrequency or size of the transactions represented by such quotations or otherwise.
          (iv) Money Market Instruments. In the cases of (A) obligations issued or guaranteed as to principal or interest by the United States Government, or any agency or authority controlled or supervised by and acting as an instrumentality of the U.S.
     Government pursuant to authority granted by Congress, (B) obligations (including certificates of deposit and bankers acceptance) of U.S. banks and savings and loans associations which at the date of the investment have capital, surplus and undivided profits (as of the date of their most recent published financial statements) in excess of $100,000,000, including obligations of foreign branches of United States banks and United States branches or agencies of foreign banks if such banks meet the stated qualifications, (C) commercial paper issued by corporations, maturing within one year from the day of purchase and rated Prime-2 or better by Moody s Investors Service, Inc. or A-2 or better by Standard and Poor s Corporation, or issued by corporations having unsecured debt outstanding which is rated at least Aa by Moody s or AA by Standard & Poor s, and (D) corporate obligations maturing in one year or less which at the date of investment are rated A or higher by Standard & Poor s or A or higher by Moody s, and (E) repurchase agreements with respect to any of the foregoing obligations, such instruments may, at the option of the Trustees, be valued by the amortized cost method in lieu of the valuation method specified in the foregoing clause (iii), provided that the use of the amortized cost method in accordance with this clause (iv) shall be in accordance with the applicable provisions of the 1940 Act and the regulations thereunder and any exemptive order (including any conditions to the grant of any exemptive order) of the Commission.
     (3) Liabilities. The Trust s liabilities shall not be deemed to include any Shares and surplus, but they shall be deemed to include: (A) all bills and accounts payable, (B) all administrative expenses accrued and unpaid, (C) all contractual obligations for the payment of money or property, including the amount of any declared but unpaid dividends upon Shares and the amount of all income accrued but not paid to Shareholders,
(D) all reserves authorized or approved by the Trustees for taxes or contingencies and (E) all other liabilities of whatsoever kind and nature except any liabilities represented by Shares and surplus.
     Section 7.4. Interim Determinations. Any determination of net asset value other than as of the close of trading on the New York Stock Exchange may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal and made in a manner which in the opinion of the Trustees will fairly reflect the changes in the net asset value.
     Section 7.5.   Outstanding Shares.  For the purposes of this
Article VII, outstanding Shares shall mean those Shares shown from time to time on the books of the Trust or the Transfer Agent as then issued and outstanding, adjusted as follows:
          (a) Shares sold shall be deemed to be outstanding Shares from the time when the sale is reported to the Trustees or their agents for determining net asset value, but not before (i) an unconditional purchase order therefor has been received by the Trustees (directly or indirectly or through one of their agents) or by the Principal Underwriter of the Shares and the sale price in currency has been determined and (ii) receipt by the Trustees (directly or through one of their agents) of federal funds in the amount of the sale price; and such sale price (net of commission, if any, and any stamp or other tax payable by the Trust in connection with the issue and sale of the Shares sold) shall be thereupon deemed to be an asset of the Trust.
          (b) Shares distributed pursuant to Section 7.7 shall be deemed to be outstanding as of the time that shareholders who shall receive the distribution are determined.
          (c) Shares for which a proper application for redemption has been made or which are subject to repurchase by the Trustees shall be deemed to be outstanding Shares up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be no longer outstanding Shares and the redemption or purchase price until paid shall be deemed to be a liability of the Trust.
     Section 7.6. Distributions to Shareholders. Without limiting the powers of the Trustees under Subsection (e) of Section 2.1. of Article II hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders such income and capital gains, accrued or realized, as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with generally accepted accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which terms as capital and their determination shall be binding upon the Shareholders. Such distributions shall be made in cash, property or Shares or any combination thereof as determined by the Trustees. Any such distribution paid in Shares shall be paid at the net asset value thereof as determined pursuant to this Article VII. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.
     Section 7.7.   Power to Modify Foregoing Procedures.
Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for the determination of the per share net asset value of Shares as may be permitted by, or as they may deem necessary or desirable to enable the Trust to comply with, any provision of the 1940 Act, any rule or regulation thereunder (including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association or exchange registered under the Securities Exchange Act of 1934, as amended) or any order of exception issued by the Commission, all as in effect now or as hereafter amended or modified.


                             ARTICLE VIII
                              CUSTODIAN

     Section 8.1. Appointment and Duties. Subject to the 1940 Act and such rules, regulations and orders as the Commission may adopt, the Trustees shall employ a bank or trust company having a capital, surplus and undivided profits of at least $2,000,000 as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:
          (a) to hold the securities owned by the Trust and deliver the same upon written order;
          (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and
          (c)  to disburse such funds upon orders or vouchers.
     The Trustees may also authorize such custodian as its agent (x) to keep the books and accounts of the Trust and furnish clerical and accounting services and (y) to compute the net income and the value of the net assets of the Trust.
     The acts and services of the custodian shall be performed upon such basis of compensation as may be agreed upon by the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.
     The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least $2,000,000.
     Section 8.2. Action Upon Termination of Custodian Agreement. Upon termination of a custodian agreement or inability of any custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special Shareholders meeting to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the Shares outstanding and entitled to vote, the custodian shall deliver and pay over all Trust Property held by it as specified in such vote.
     Section 8.3. Central Certificate System, Etc. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.
     Section 8.4. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                              ARTICLE IX
                    DURATION; TERMINATION OF TRUST;
                        AMENDMENT; MERGERS, ETC.

     Section 9.1. Duration and Termination. (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated by the affirmative vote of at least 66 2/3% of the Shares outstanding or, when authorized by a Majority Shareholder Vote, by an instrument in writing signed by a majority of the Trustees. Upon the termination of the Trust
          (i) The Trust shall carry on no business except for the purpose of winding up its affairs.
          (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 9.3 hereof shall receive the approval so required.
          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.
     (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.
     Section 9.2.   Amendment Procedure.
          (a) This Declaration may be amended from time to time by an instrument in writing signed by a majority of the Trustees when authorized by a majority Shareholder Vote, provided that any amendment having the purpose of changing the name of the Trust shall not require authorization by the Shareholders. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.
          (b) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted as aforesaid, or a copy of this Declaration as amended, executed by a majority of the Trustees, shall by conclusive evidence of such amendment when lodged among the records of the Trust.
          (c) Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.
     Section 9.3. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any Shareholders meeting called for the purpose by a Majority Shareholder Vote.
     Section 9.4. Incorporation. With the approval of a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization on any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring less than all or substantially all of the Trust Property to such organization or entities.


                               ARTICLE X
                        REPORT TO SHAREHOLDERS

     The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be accompanied by a report thereon of independent public accountants.


                               ARTICLE XI
                             MISCELLANEOUS

     Section 11.1. Filing. This Declaration and any amendment hereto shall be filed with the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of the Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Unless any such amendment sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of the Commonwealth of Massachusetts. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may hereafter be referred to in lieu of the original Declaration and the various amendments thereto.
     Section 11.2. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.
     Section 11.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.
     Section 11.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or
(f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.
     Section 11.5.  Provisions in Conflict With Law Regulations.
     (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the United States Internal Revenue Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.
     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.
     Section 11.6.  Section Headings; Interpretation.  Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to this Declaration shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as
 hereof,   herein  and  hereunder  shall be deemed to refer to this
Declaration and not exclusively to the article or section in which such
words appear.  The words  he,   his  and  him  shall be deemed to include
the feminine and neuter, as well as the masculine, gender.